EXHIBIT 1A-4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A REGULATION A, TIER 2 OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of ________ __, 20__, by and between the undersigned (the “Subscriber”) and Tropical Racing, Inc., a Florida corporation (the “Company”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain Units (each, a “Unit” and together, the “Units”) each Unit consisting of one (1) share of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”, each, a “Class A Share” and collectively, the “Class A Shares”) and one (1) Class A Common Stock purchase warrant (each whole warrant, a “Warrant” and collectively, the “Warrants”) to purchase one (1) additional Class A Share (a “Warrant Share”) of the Company, as more particularly set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular incorporated in the Company’s Form 1-A filed and qualified with the SEC effective ________ __, 20__ (the “Offering Circular”).

NOW, THEREFORE, in order to implement the foregoing, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription for Units.

1.1 Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Units, at a price of US $3.50 per Unit (the “Purchase”), for the aggregate purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

1.2 The offering of Units is described in the Offering Circular, which is available at [insert URL for the filing available on the Company’s website], as well as on the EDGAR website of the SEC. Please read this Agreement and the Offering Circular. While they are subject to change, as described below, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing below, the Subscriber agrees to the terms set forth herein and consents to receive communications relating to the Units electronically from the Company.

1.3 The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber’s death or disability and shall be binding upon the Subscriber and the Subscriber’s heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.4 Once the Subscriber makes a funding commitment to purchase Units, such commitment shall be irrevocable until the Units are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transactions contemplated by this Agreement.

1.5 Upon acceptance of this Subscription by the Company, the Subscriber will become a shareholder of the Company as a holder of Class A Common Stock.

2. Purchase of Units.

2.1 The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, will submit payment in the amount of the Purchase Price to the Company by certified check or wire transfer of immediately available funds drawn on a United States bank in accordance with the banking instructions to be provided to the Subscriber upon execution and delivery of this Agreement to the Company.

2.2 If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not owe or pay any interest to the Subscriber.

2.3 If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Units, and all other applicable documents or instruments of the Company. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Units.

2.4 In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Units will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription, without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3. Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

3.1 The information that the Subscriber has furnished herein, including, without limitation, the information set forth in the Investor Questionnaire attached hereto as Annex A, which has been completed by the Subscriber and submitted herewith to the Company, and any other information furnished by the Subscriber to the Company regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”), which definition is set forth on Annex B attached hereto, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber herein may be fully relied upon by the Company and by any investigating party relying on them. The Subscriber (a) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, which definition is set forth on Annex B attached hereto, or (b) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Units being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s (i) annual income or net worth (for natural persons), or (ii) revenue or net assets at the most recent fiscal year-end (for non-natural persons). The Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Investor Questionnaire attached hereto as Annex A, any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

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3.2 The Subscriber, if an entity, is, and shall at all times while it holds Units, Class A Shares, Warrants and/or Warrant Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page to this Agreement.

3.3 The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

3.4 At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company or any other person that:

(a) A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b) The past performance or experience on the part of the Company and/or its officers or directors in any way indicates the predictable or probable results of the ownership of the Units or the overall Company venture.

3.5 The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or any affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received regarding the Company and its business to evaluate the merits and risks of this investment, to make an informed investment decision and to protect the Subscriber’s own interests in connection with the Purchase.

3.6 The Subscriber understands that the Units, Class A Shares, Warrants and/or underlying Warrant Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Units, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Units. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.7 The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance can be given that actual results will correspond with the results contemplated by the various forecasts.

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3.8 The Subscriber is able to bear the economic risk of an investment in the Units, Class A Shares, Warrants and/or underlying Warrant Shares being purchased and, without limiting the generality of the foregoing, is able to hold the securities purchased for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

3.9 The Subscriber has had an opportunity to ask questions of the Company or anyone acting on behalf of the Company and to receive answers concerning the terms of this Agreement and the Units, Class A Shares, Warrants and/or underlying Warrant Shares as well as information about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.10 The Subscriber understands that no state or federal authority in the United States or authority outside the United States has scrutinized the terms of this Agreement or the Units offered pursuant hereto, has made any finding or determination relating to the fairness of an investment of the Units, or has recommended or endorsed the Units, and that the Units have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.11 The Subscriber is subscribing for and purchasing the Units without being furnished any offering materials, other than the Offering Circular and this Agreement with the Annexes hereto, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber’s advisors.

3.12 The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the address provided to the Company on the signature page hereto. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.13 The Subscriber is subscribing for and purchasing the Units as a principal and solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Units, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Units, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.14 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

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3.15 The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). The Subscriber agrees that, if at any time it is discovered that the Company has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber’s interest in the Units. The Subscriber agrees to provide any and all documentation requested by the Company to ensure compliance with the PATRIOT Act or other laws or regulations.

3.16 The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company, and to consult with independent tax advisors regarding the tax consequences of investing in the Company.

3.17 If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that the Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. The Subscriber’s subscription for, purchase of, and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

3.18 The Subscriber acknowledges that the purchase price per Unit to be sold in this offering was set by the Company on the basis of the Company’s internal valuation, and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

4. Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Purchase. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5. No Advisory Relationship. The Subscriber acknowledges and agrees that the purchase and sale of the Units, Class A Shares, Warrants and/or underlying Warrant Shares pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company. The Company is not acting as the Subscriber’s agent or fiduciary in connection with the Purchase. The Company has not provided the Subscriber with any legal, accounting, regulatory or tax advice with respect to the Units, and the Subscriber has consulted his, her or its own respective legal, accounting, regulatory and tax advisors to the extent the Subscriber has deemed appropriate.

6. Bankruptcy. In the event that the Subscriber files or enters a bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use his, her or its best efforts to avoid the Company being named as a party or otherwise involved in the proceeding. Furthermore, this Agreement shall be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) the Subscriber be allowed by the Company to return any part of the Units to the Company for a refund or (ii) the Company be mandated or ordered to redeem or withdraw any part of the Units held or owned by the Subscriber.

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7. Legends. It is understood that the certificates evidencing the Class A Shares, the Warrants and the underlying Warrant Shares may bear any legend required by the articles of incorporation or bylaws of the Company or applicable state or federal securities laws in the United States, or by other laws and regulations of the non-U.S. jurisdiction where the Subscriber is resident or domiciled.

8. Consent to Electronic Delivery.

8.1 The Subscriber hereby agrees that the Company may deliver all SEC reports, including offering circulars, exhibits, supplements, legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to the Units or hereunder, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or the Company’s rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with the Company electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

8.2 The Subscriber’s consent to receive Disclosures and transact business electronically, and the Company’s agreement to do so, applies to any transactions to which such Disclosures relate.

8.3 Before the Subscriber decides to do business electronically with the Company, the Subscriber should consider whether he, she or it has the required hardware and software capabilities described below.

8.4 In order to access and retain Disclosures electronically, the Subscriber must satisfy the following computer hardware and software requirements: access to the Internet; an e-mail account and related software capable of receiving e-mail through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

8.5 The Subscriber agrees to keep the Company informed of any change in the Subscriber’s e-mail or home mailing address. If the Subscriber’s registered e-mail address changes, the Subscriber must notify the Company of the change by sending an e-mail to [__________]. The Subscriber also agrees to update the Subscriber’s registered residence address and telephone number on file with the Company if they change. The Subscriber will print a copy of this Agreement for his, her or its records, and the Subscriber agrees and acknowledges that the Subscriber can access, receive and retain all Disclosures electronically sent via e-mail.

9. Lock Up.

9.1 Agreement. The Subscriber, if requested by the Company and the lead underwriter (the “Lead Underwriter”) of any underwritten registered offering or Regulation A offering of securities of the Company under the Act, hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in the Shares or any other securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Class A Common Stock (except Class A Common Stock included in such offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement or offering statement of the Company filed under the Act, or such shorter or longer period of time as the Lead Underwriter shall specify. The Subscriber further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Class A Common Stock subject to the lock-up period until the end of such period. The Company and the Subscriber acknowledge that each Lead Underwriter of such offering of the Company’s securities, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

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9.2 No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any offering of the Company’s Class A Common Stock specified in Section 9.1 until the earlier of (i) the expiration of the lock-up period specified in Section 9.1 in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 9 may not be amended or waived except with the consent of the Lead Underwriter.

10. Limitations on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

11. Miscellaneous Provisions.

11.1 This Agreement shall be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties. Subject to applicable law, each of the parties hereby irrevocably and unconditionally (a) submits to the jurisdiction of the federal and state courts located within the geographical boundaries of Palm Beach County or Broward County, Florida for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agrees not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of Palm Beach County or Broward County, Florida, and (c) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that such party is not subject personally to the jurisdiction of the above-named courts, that such party’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Notwithstanding the foregoing or anything to the contrary, the Subscriber and Company agree that no provisions under federal laws and regulations, including the Act and the Securities Exchange Act of 1934, as amended, respective to jurisdiction, venue and/or forum, shall be waived.

11.2 All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber in the records of the Company (or provided to the Company on the signature page hereto). The Subscriber shall send all notices or other communications required to be given hereunder to the Company via e-mail to [__________], with a copy to be sent concurrently via prepaid certified mail to: [____________________], Attention: Troy Levy, President and Chief Executive Officer. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Florida are legally closed for business.

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11.3 This Agreement, and the rights, obligations and interests of the Subscriber hereunder, may not be assigned, transferred or delegated by the Subscriber without the prior written consent of the Company. Any such assignment, transfer or delegation in violation of this Section shall be null and void.

11.4 The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

11.5 Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

11.6 If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall otherwise be enforceable in accordance with its terms.

11.7 In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement or enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any.

11.8 This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth the terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber with respect to the subject matter hereof.

11.9 This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.10 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

11.11 Except as otherwise expressly set forth herein, the parties acknowledge that there are no third party beneficiaries of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that the Subscriber has read and understood the Offering Circular, including without limitation the risk factors set forth therein, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

_______________________________________________

Name of the Subscriber

_______________________________________________

Description of Entity (if applicable)

_______________________________________________

Signature of the Subscriber

______________________________________________

Name of Person Signing on behalf of the Subscriber

______________________________________________

Title (if applicable)

Address of the Subscriber:

______________________________________________

______________________________________________

______________________________________________

Telephone: _____________________________________

E-mail: _________________________________________

______________________________________________

U.S. Taxpayer Identification Number (if applicable)

Number of Units Purchased: ________________________

Purchase Price per Unit: US [___]

Aggregate Purchase Price:  US $___________________

[Signature Page to Subscription Agreement]

AGREED AND ACCEPTED BY:

TROPICAL RACING, INC.

By: ___________________________________

Name: _________________________________

Title: __________________________________

[Counterpart Signature Page to Subscription Agreement]

ANNEX A

INVESTOR QUESTIONNAIRE

[Attached]

ANNEX B

DEFINITION OF “ACCREDITED INVESTOR”

Accredited investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent1, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of Rule 501, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

Note to paragraph (a)(5): For the purposes of calculating joint net worth in this paragraph (a)(5): joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard of this paragraph (a)(5) does not require that the securities be purchased jointly.

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1 “Spousal equivalent” is defined in Rule 501(j) as a cohabitant occupying a relationship generally equivalent to that of a spouse.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

(8) Any entity in which all of the equity owners are accredited investors;

Note to paragraph (a)(8): It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this paragraph (a)(8). If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this paragraph (a)(8) may be available.

(9) Any entity, of a type not listed in paragraphs (a)(1), (a)(2), (a)(3), (a)(7), or (a)(8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

Note to paragraph (a)(9): For the purposes of this paragraph (a)(9), “investments” is defined in rule 2a51-1(b) under the Investment Company Act of 1940 (17 CFR 270.2a51-1(b)).

(10) Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph (a)(10), the SEC will consider, among others, the following attributes:

(i) The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii) The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii) Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv) An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or it otherwise independently verifiable;

Note to paragraph (a)(10): The SEC will designate professional certifications or designations or credentials for purposes of this paragraph (a)(10), by order, after notice and an opportunity for public comment. The professional certifications or designations or credentials currently recognized by the SEC as satisfying the above criteria will be posted on the SEC’s website.

(11) Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(12) Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13) Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).